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[SUTHERLAND ASBILL & BRENNAN LLP]

                                                                  April 28, 2003

Modern Woodmen of America
1701 1st Avenue
Rock Island, IL  61201

        Re:   Modern Woodmen of America Variable Account
              (File No. 333-69446)

Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment Number 3 to the registration statement on Form N-6 for Modern Woodmen of America Variable Account (File No. 333-69446). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Sincerely,

                                     SUTHERLAND ASBILL & BRENNAN LLP

                                     By:      /s/ STEPHEN E. ROTH
                                         ----------------------------
                                               Stephen E. Roth, Esq.